Exhibit (a)(5)(xi)

THIS DOCUMENT AND THE ACCOMPANYING LETTER ARE IMPORTANT AND REQUIRE YOUR IMMEDIATE ATTENTION.  If you are in any doubt as to the action you should take, you are recommended immediately to seek your own financial advice from an independent professional adviser duly authorised under the Financial Services and Markets Act 2000 if you are in the United Kingdom, or otherwise from an appropriately authorised independent financial adviser.  If you have any questions about this document (other than on the financial or tax aspects), you should contact Liz MacKay at Merant Share Services, The Lawn, 22-30 Old Bath Road, Newbury, Berkshire RG14 1QN or by email to Liz.MacKay@Merant.com or by telephone to: (44) (0) 1635 277703 or by fax to (44) (0) 1635 277730 (“Liz MacKay”).

Unless the context otherwise requires, the definitions set out in the Offer Document and the letter from the Chairman of Merant accompanying this Form also apply to this document.

Please write your daytime telephone number in the box below in case we need to contact you. Put your number clearly here.

(insert your name and address)

FORM OF INSTRUCTION

for use by Optionholders in

The Merant Inland Revenue Approved Share Option Scheme

and

The Merant Inland Revenue (1998) Approved Share Option Scheme

ACTION TO BE TAKEN

•                                          If you wish to exercise your Options return this form, duly completed and signed, by post or fax to Liz MacKay as soon as possible, but in any event so as to arrive no later than 3.00 p.m. (London time) on 15 April 2004.

•                                          If you can find them, please return your option certificate(s) with your Form of Instruction.

SECTION A: YOUR CHOICES

Please tick column 3 for each Option you wish to exercise

1	2	3
Date of Grant of Option	Exercise Price per MerantShare	Exercise your Option(s) and accept the Offer
28 May 1998	£6.28
10 September 1998	£3.44
15 December 1998	£1.06
16 February 2000	£3.44
15 August 2000	£0.95
8 December 2000	£0.82
5 June 2001	£0.65
7 March 2002	£1.08
13 May 2002	£1.07
3 June 2002	£1.00
2 December 2002	£0.75
24 March 2003	£1.21
27 March 2003	£1.22
5 May 2003	£1.21
12 May 2003	£1.21
10 June 2003	£1.32
10 November 2003	£1.49
1 December 2003	£1.25
15 December 2003	£1.24
9 February 2004	£1.52

You should sign Section F if you tick any of the boxes in column 3.  If you have ticked any of the boxes in column 3, you should consider Sections C  and D.  If you wish to take advantage of the cashless exercise facility you should place a tick in the box in Section B.

SECTION B: CASHLESS EXERCISE FACILITY

Only complete this section if you have ticked any of the boxes in column 3 of Section A and wish to take advantage of the cashless exercise facility.

Please tick box if you want to take advantage of the cashless exercise facility.

SECTION C: TRANSFER TO SPOUSE

Only complete this section if you have ticked any of the boxes in column 3 of Section A and wish to transfer some or all of the Merant Shares issuable on exercise of your Option(s) to your spouse.

I wish to transfer                       Merant Shares issuable on exercise of my Options to my spouse                                             (full name in block capitals) by way of gift.

SECTION D: MIX AND MATCH ELECTION

Only complete this section if you have ticked any of the boxes in column 3 of Section A and wish to elect to vary the proportion in which you receive SERENA Shares and cash in respect of your holding of Merant Shares or if you have transferred any Merant Shares to your spouse under Section C and your spouse wishes to elect to vary the proportion in which they receive SERENA Shares and cash.

Box A	Box B

No of Merant Shares in respect of which you wish to receive all SERENA Shares (if available)	No of Merant Shares in respect of which you wish to receive all cash (if available)

Spouse Box A	Spouse Box B

No of Merant Shares in respect of which your spouse wishes to receive all SERENA Shares (if available)	No of Merant Shares in respect of which your spouse wishes to receive all cash (if available)

Note:  any mix and match election you make will be satisfied only to the extent that other Merant securityholders make opposite elections in the Offer.

SECTION E: OPTION CERTIFICATE(S)

If I have not enclosed all or any of my Option Certificate(s), this is because I have lost them.  If I subsequently find them I agree that I will immediately destroy them. I hereby, for myself, my heirs, executors or administrators, indemnify Merant and SERENA against any and all claims and demands, losses, expenses and costs that may be made against or suffered by it in relation to the lost Option Certificate(s).

SECTION F: YOUR SIGNATURE

You must sign in the box below if you have ticked any of the boxes in column 3 in Section A.  If you are transferring Merant Shares to your spouse, he or she must also sign below.  Your signature(s) must be witnessed by an independent adult witness (ie not your spouse or you) who should also sign and complete their details in the space provided.

I enter into this Form of Instruction as my Deed	Date

SIGNED as a deed by

Signature

in the presence of:-

Witness’ Signature:

Name:

Address:

Occupation:

I enter into this Form of Instruction as my Deed	Date

SIGNED as a deed by

Spouse’s Signature

in the presence of:-

Witness’ Signature:

Name:

Address:

Occupation:

GUIDANCE NOTES FOR COMPLETING THIS FORM OF INSTRUCTION

Please read the accompanying letter from the Chairman of Merant and the relevant sections of the Offer Document before you complete this form.

Please remember to enclose your option certificate(s) when you return your Form of Instruction, if you can find them. Please check your personal details and remember to fill in your daytime telephone number at the top of the form.

If you do nothing and the Offer becomes or is declared unconditional in all respects your Options will lapse in due course.

SECTION A: YOUR CHOICES

You will need to make a choice in respect of each Option you hold. The possibilities are:

•                                          Accept the Rollover Proposal when made and receive options over SERENA Shares in place of your Options over Merant Shares; or

•                                          Exercise your Options over Merant Shares, and accept the Offer.

You should read the terms and conditions applying to the proposals overleaf.  By signing this form you agree to be bound by the terms and conditions set out overleaf.  This form should be used if  you wish to exercise your options over Merant Shares.  If you wish to accept the Rollover Proposal when made, you should await the formal proposal to be made by SERENA when the Offer becomes unconditional in all respects.

SECTION B: CASHLESS EXERCISE FACILITY

If you choose to exercise your Options conditionally on the Offer succeeding and accept the Offer, you will need to choose whether or not you wish to take advantage of the cashless exercise facility.  This enables you to exercise your Options and accept the Offer without having to fund the exercise price from your own resources. The facility is only available to you if you use this Form of Instruction and agree to accept the Offer and receive sufficient cash in respect of your Merant Shares to pay the Option Deduction in full.  This may restrict your flexibility under the mix and match election and the number of Merant Shares you are able to transfer to your spouse under Section C.

The cashless exercise facility is NOT available in respect of Options which are underwater (ie if the exercise price per Merant Share under the Option is more than the value of a Merant Share under the Offer).

You should read the terms and conditions applying to the Cashless Exercise Facility overleaf.  By signing this form you agree to be bound by the terms and conditions set out overleaf.

SECTION C: TRANSFER TO SPOUSE

If you choose to exercise your Options over any Merant Shares, you may choose to transfer some or all of the Merant Shares issuable on exercise of your Options to your spouse.  The number of shares you may transfer may be limited if you have taken up the cashless exercise facility under Section B.

SECTION D: MIX AND MATCH ELECTION

If you choose to exercise your Options over any Merant Shares and accept the Offer, you may elect to vary the proportion in which you receive SERENA Shares and cash in respect of your holding of Merant Shares.  You should insert in Box A the number of Merant Shares in respect of which you wish to receive all SERENA Shares.  You should insert in Box B the number of Merant Shares in respect of which you wish to receive all cash. DO NOT COMPLETE BOTH BOXES.  The number in the Box you complete must not exceed the number of Merant Shares you acquire on exercise of your Option(s) taking account of any transfer to your spouse under Section C.  If the number in the Box does exceed that number you will be deemed to have made an election to receive SERENA Shares or cash as appropriate in respect of all the Merant Shares you acquire on exercise of your Option(s) taking account of any transfer to your spouse under Section C.  If elections cannot be satisfied in full they will be scaled down on a pro rata basis.

If you have transferred any Merant Shares you acquire on exercise of your Options to your spouse, then he or she may also elect to vary the proportion in which they receive SERENA Shares and cash in respect of their holding of Merant Shares.  Your spouse should complete Spouse Box A or Spouse Box B on the same basis as described above for your Merant Shares (except that the number in the  completed Spouse Box must not exceed the number of Merant Shares you transfer to your spouse under Section C).

SECTION F: YOUR SIGNATURE

Once you have made your choices and completed Section A and, if relevant, Sections B, C and D you should sign Section F.  (If you are transferring Merant Shares to your spouse, he or she must also sign Section F.)  Please make sure you return your Form of Instruction to Liz MacKay at Merant to arrive no later than 3.00 p.m. (London time) on 15 April 2004.  Your (and your spouse’s) signature(s) must be witnessed by an independent adult witness (ie not your spouse or you) who should also sign and complete their details in the space provided.

You should keep these guidance notes and the terms and conditions overleaf for your future reference.

If you are resident overseas

If you are not resident in the UK or US your attention is drawn to paragraph 18 on page 44 of the Offer Document and paragraph 9 of Part B of Appendix 1 of the Offer Document.

If an Optionholder is away from home (e.g. abroad or on holiday)

Send this form by the quickest means (e.g. airmail) but not in or into Canada, Japan or Australia to the Optionholder for execution or, if he has executed a power of attorney, have this form signed by the attorney in the presence of a witness.  In the latter case, the power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971 by, for example, a solicitor) must be lodged with this form.  No other signatures are acceptable.

Remember if you are not sure what to do you should seek your own financial advice from an independent financial adviser authorised under the Financial Services and Markets Act 2000 immediately.

TERMS AND CONDITIONS

1                                                                                          By signing this Form of Instruction:

1.1                                                                                 I acknowledge receipt of the Offer Document and the letter from the Chairman of Merant dated 31 March 2004;

1.2                                                                                 I hereby warrant that my Options are valid and subsisting;

1.3                                                                                 I (or, where I have transferred Merant Shares to my spouse, we) hereby authorise and direct the Company Secretary of Merant or any person nominated by Merant or SERENA as my/our attorney on my/our behalf to complete and execute any document and do any such thing on my/our behalf as may be necessary or desirable to give effect to any acceptances, authorisations and/or choices made by me/us pursuant to Sections A, B, C and D of this Form of Instruction, including in particular to accept the Offer on my behalf with respect to Options in respect of which I have ticked the box in column 3 of Section A; and I/we hereby undertake to execute any further documents that may be required in connection with such elections, authorisations and acceptances;

1.4                                                                                 I/we undertake to confirm and ratify any action properly or lawfully taken on my/our behalf by any attorney appointed by or pursuant to this Form of Instruction;

1.5                                                                                 I/we acknowledge that this Form of Instruction has been provided to me/us as a matter of convenience for me/us.  I understand and acknowledge that I may exercise my Options using Merant’s customary form and that I/we may accept the Offer using the Form of Acceptance provided with the Offer Document instead of using this Form of Instruction.  I/we hereby agree that none of Merant, SERENA, any Attorney appointed pursuant to paragraph 1.3 above, or any of their respective officers, directors, agents or representatives shall have any liability whatsoever for any losses arising out of or relating to my/our use of this Form of Instruction or any actions taken by Merant, SERENA, any Attorney appointed pursuant to paragraph  1.3 above, or any of their respective officers, directors in reliance upon any Form of Instruction which I/we sign or any errors or failure on my/our part to complete the Form of Instruction;

2                                                                                          By completing Sections A to F of this form,  I am agreeing as follows:

Exercise my Options and accept the Offer - Column 3, Section A

I hereby exercise those of my Options in respect of which I have ticked any of the boxes in column 3 of Section A conditionally upon the Offer succeeding.

If I have ticked any box in column 3 of Section A in respect of any Option on the exercise of which there is an income tax charge and/or an employee’s National Insurance contribution liability which must be accounted for under the PAYE system but have not ticked the box in Section B, I hereby authorise the allotment or transfer to the Company Secretary of Merant or his agent as my nominee of the number of Merant Shares as will on acceptance of the Offer produce sufficient net funds to satisfy my liability to income tax and employee’s National Insurance Contributions and I authorise the Company Secretary of Merant to accept the Offer in respect of such Merant Shares on my behalf and to use the proceeds towards the satisfaction of my liability to income tax and employee’s National Insurance Contributions arising on the exercise of my Options.

I (or, where I have transferred Merant Shares to my spouse, we) hereby authorise my/our Attorney (appointed under paragraph 1.3 above) to complete and send the Forms of Acceptance, together with the share certificates for the number of Merant Shares I/we receive as a result of exercising those Option(s) in respect of which I/we have ticked any of the boxes in column 3 of Section A, to Capita IRG PLC.

3                                                                                          Take advantage of the Cashless Exercise Facility - Section B

By signing this Form I authorise SERENA to pay to Merant the cash payable to me for the Merant Shares I sell under the Offer.  I authorise Merant to deduct the Option Deduction from that amount and to retain (a) the Exercise Price of the Merant Shares I acquire on the exercise of my Option(s) and (b) (to the extent the cash proceeds allow) the Withholding Amount.  I authorise Merant and/or my employing company (or their agents) to recover any difference between what is deducted from the cash sale proceeds under the Offer and the actual amount of income tax and employee’s National Insurance contributions required to be deducted at source (if any) on the exercise of my Option(s) by deductions from or adjustments to my salary, through the payroll, over such number of months (not exceeding 3 months) as Merant and/or my employing company shall in their/its absolute discretion decide unless I shall on request provide a cheque in pounds sterling payable to Merant for the full amount of any difference required to be deducted at source on the exercise of my Option(s);

By signing this Form I undertake to pay the Exercise Price to Merant, if Merant notifies me that SERENA has not paid it on my behalf under the preceding paragraph, and warrant that any cheque I draw for that purpose will be honoured on first presentation.

4                                                                                          Mix and Match Election – Section D

I (or, where I have transferred Merant Shares to my spouse, we) hereby authorise and direct my/our Attorney (appointed under paragraph 1.3 above)  to complete Boxes 3A and/or 3B on the Form of Acceptance as indicated in Section D.

5                                                                                          Forms which are wrongly completed

I (or, where I have transferred Merant Shares to my spouse, we) acknowledge that SERENA reserves the right to accept any form which is wrongly completed or which is received after 3.00 p.m. (London time) on 15 April 2004.  Subject to this:

(a)                                  if I have completed the form, but not signed it, I accept that the form is of no effect;

(b)                                 if I have signed the form, but failed to tick any of the boxes in Section A, I accept that the form is of no effect;

(c)                                  if I have ticked the box in Section B (for the Cashless Exercise Facility) and have exercised an underwater Option by ticking a box in column 3 of Section A, the exercise of the underwater Option (but not any other Option) shall be of no effect; and

(e)                                  if I have completed Section C and signed the form, but my spouse has not, then I accept that the transfer of Merant Shares to my spouse is of no effect and I shall be taken to have chosen the proposal indicated by me in Section A (or as determined in accordance with the preceding paragraphs) in respect of all the Merant Shares issuable to me on exercise of my Options).

Prohibition on distribution of documentation overseas

The Offer is not being made, directly or indirectly, in or into, or by the use of mails, or by any means or instrumentality (including, without limitation, facsimile transmission, telex and telephone) of interstate or foreign commerce, or of any facility of a national securities exchange, of Canada, Australia or Japan, and the Offer cannot be accepted by any such use, means, instrumentality or facility or from within Canada, Australia or Japan.  Accordingly, copies of the Offer Document and the Form of Acceptance are not being, and must not be, mailed, transmitted, or otherwise distributed or sent in or into or from Canada, Australia or Japan and persons receiving the Offer Document and the Form of Acceptance (including nominees, trustees and custodians) must not distribute or send the Offer Document or the Form of Acceptance in or into or from Canada, Australia or Japan.  All persons who would, or otherwise intend to, forward the Offer Document to any jurisdiction outside the UK should read the further details in this regard which are contained in paragraphs 8 and 9 of Part B of Appendix I to the Offer Document before taking any action.